UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2024, Coherus BioSciences, Inc. (the “Company”), as borrower and on behalf of itself and certain of its subsidiaries, entered into a Consent, Partial Release and Third Amendment to Loan Agreement (the “Consent and Amendment”) with Biopharma Credit PLC, a public limited company incorporated under the laws of England and Wales, as collateral agent (the “Collateral Agent”), BPCR Limited Partnership, a limited partnership established under the laws of England and Wales, as a lender (“BPCR”), and Biopharma Credit Investments V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a lender, and together with as BPCR, each, a “Lender” and collectively, the “Lenders”), pursuant to which the Lenders and the Collateral Agent provided certain consents, and released certain assets and subsidiaries of the Company from their obligations under the Existing Loan Agreement and the other loan documents in connection therewith, and the parties thereto agreed to amend the previously disclosed loan agreement dated as of January 5, 2022 (as amended on April 7, 2022 and February 6, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Consent and Amendment, the “Existing Loan Agreement”) among the Company, certain of its subsidiaries, the Collateral Agent and the Lenders.

Pursuant to and subject to terms and conditions in the Consent and Amendment, among other things: (1) the Lenders and the Collateral Agent provided consent to consummation of the transactions contemplated by that certain Purchase and Sale Agreement dated as of January 19, 2024 (the “Purchase Agreement”) by and between the Company and Sandoz Inc., a Delaware corporation, and released certain subsidiary of the Company from its obligation and certain assets subject to the transactions contemplated thereby, (2) the Lenders and the Collateral Agent permitted the Company to make a partial prepayment of the principal of the loans outstanding under the Existing Loan Agreement in the amount of $175,000,000 upon consummation of the transactions contemplated by the Purchase Agreement, subject to certain conditions and (3) the parties thereto agreed to adjust the minimum net sales covenant level under the Existing Loan Agreement.

Other terms of the Existing Loan Agreement, as amended by the Consent and Amendment, remain generally identical to those under the Existing Loan Agreement.

The above description of the material terms of the Consent and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent and Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 5, 2024, the Company announced that it had entered into the Consent and Amendment. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Consent, Partial Release and Third Amendment to Loan Agreement dated as of February 5, 2024 among Coherus BioSciences, Inc., Biopharma Credit PLC, BPCR Limited Partnership and Biopharma Credit Investments V (MASTER) LP*

99.1	Press Release of Coherus BioSciences, Inc., dated February 5, 2024

104	Cover page Interactive Data file (embedded within the Inline XBRL document)
*	Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2024	COHERUS BIOSCIENCES, INC.

	By:	/s/ Dennis M. Lanfear
	Name:	Dennis M. Lanfear
	Title:	President and Chief Executive Officer